AGREEMENT  FOR  PURCHASE  AND SALE OF ASSETS (Dragon Villa)

THIS AGREEMENT is made and entered into this 8th day of January, 1997, by and between HONPAR (HUANGZHOU) PROPERTIES LIMITED ("Seller") and ASIAN STAR DEVELOPMENT, INC., a Nevada corporation ("Buyer").

                           W  I  T  N  E  S  S  E  T  H:

This  Agreement  is made and entered into with reference to the following facts:

A. Seller is the owner, free and clear of all liens and encumbrances, of that certain property described in Exhibit "A" attached hereto and made a part hereof by reference ("the Assets").

B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by the parties as follows:

1. Sale of Assets. Seller shall sell and Buyer shall purchase the Assets, free and clear of all liens and encumbrances.

2. Purchase Price. The purchase price for the Assets shall be 5,760,000 shares of restricted Common Stock of Buyer. This transaction is intended to be a tax-free exchange of equity securities of Buyer for the Assets of Seller, all pursuant to the U.S. Internal Revenue Code.

3.     Warranties  of  Seller.   Seller  represents  and  warrants  to  Buyer as
follows:

(a) It has not entered into any other contracts to sell, mortgage, or assign the Assets.

(b) As of the date of closing, the Assets shall be free and clear of all liens, encumbrances, chattel mortgages or conditional sales contracts.

(c) It has taken all corporate action, and other legally required action, including permits and consents required by the governmental authorities in the jurisdiction where the Assets are situated, necessary to sell and transfer the Assets to Buyer and has received/obtained full corporate, legal, govern-mental and other necessary authority to do so.

5.     Condition  of  Assets.     Buyer  acknowledges  that it has inspected the
Assets and is purchasing them in an "as is" condition. The parties waive any provisions of commercial bulk sales laws.

7.     Obligations  Upon  Closing.  At  the  closing:

(a)     Seller  shall  deliver  to  Buyer  a  bill  of  sale.



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(b)     The parties shall execute all documents deemed necessary and appropriate to effect issuance and delivery to Seller of the shares of Common Stock, as described in Paragraph 2 hereof.

8. Indemnity by Seller. Seller shall indemnify Buyer against any loss, damage, cost or expense that Buyer shall incur or suffer as a result of the breach, untruth or inaccuracy of any promise, agreement, covenant, warranty or representation made by Seller herein and for the benefit of Buyer.

9. Indemnity of Buyer. Buyer shall indemnify Seller against any loss, damage, cost or expense that Seller shall incur or suffer as a result of the breach, untruth or inaccuracy of any promise, agreement, covenant, warranty or representation made by Buyer herein to and for the benefit of Seller.

10. Broker's /Finder's Fees. The parties warrant to and with each other that the transaction evidenced by this Agreement was initiated, negotiated and completed by the parties hereto directly, as principals, and without the intervention of any broker, dealer, agent or finder, except as otherwise provided herein. Each party agrees to indemnify and hold the other party harmless from and against any loss, damage, cost or expense, including without limitation, attorneys' fees and litigation expenses, resulting from any breach or breaches of the foregoing warranty.

11. Risk of Loss. Risk of loss, damage, or destruction of the Assets shall remain with Seller until Buyer takes possession and control of the Assets of Seller, at which time risk of loss, damage or destruction of the Assets shall pass to Buyer.

12.     Miscellaneous.

(a) Time. Time is of the essence of this Agreement and in the performance and enforcement of each of the promises, covenants, representations and warranties of the parties contained herein. For the purpose of computing any period of time prescribed herein or relating hereto, the first day shall be excluded. If the period of time is six (6) days or more, weekends and public holidays shall be included. An act required to be performed on a day shall be performed at or before the close of business on such day. If an act is required to be performed on a certain day and such day is not a regular business day, the time of performance or measurement shall be extended to and including the next regular business day.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties and all prior rights, negotiations and representations are merged herein.

(c)     Binding Effects.    This Agreement shall inure to the benefit of, and be
binding upon, the parties and their several successors in interested in any capacity.

(d)     Applicable Law.     This Agreement shall be construed in accordance with
the  laws  of  the  State  of  Nevada.

(e)     Notices.    Any  notice  or  notices  which  any  party  hereto  deems necessary, useful or convenient to give to any other party or parties hereto, at any time and from time to time, shall be in writing and shall be personally served upon or mailed to the parties at the following addresses:


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To  Seller  at:       Suite  930,  East  Wing,  Block  B
                      New  World  Office  Building
                      Tsimshatsui,  Kowloon, Hong  Kong

To  Buyer  at:        1495  Ridgeview  Drive,
                      Suite  220
                      Reno,  Nevada  89509

(f) Attorneys' Fees and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which he may be entitled.

(g)     Counterparts.    This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to constitute but one and the same instrument.

(h) Captions. Article and paragraph captions contained in this Agreement are inserted only as a matter of convenience and reference. Said captions shall not be construed to define, limit, restrict, extend or describe this Agreement or the intent of any provision hereof.

(i) Gender and Number. Whenever used in this Agreement and as required by the context of the transaction, the single number shall include the plural, the plural number shall include the singular, and masculine gender shall include the feminine and neuter.

(j) Form of Association. As required by the context, the term "person" shall include individuals, partnerships, limited partnerships, corporations, estates and trusts.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASIAN  STAR  DEVELOPMENT, INC.      HONPAR  (HUANGZHOU) PROPERTIES
/s/  Rita  S.  Dickson,             LIMITED
Assistant  Secretary                /s/  Stephen  Chow













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









                           EXHIBIT  A
                HONPAR  (HUANGZHOU)PROPERTIES  LIMITED
                             ASSETS

                                           Value           Value
                                          in RMB          in USD
                                        -----------     ----------

Land 57,500 sm @ RMB
2,000/sm (Estimated at today's          115,000,000    13,355,000
market value)

Design of city master plan,               2,800,000       325,000
architectural, engineering,
surveyors, supervision and
other operational expenses

Construction, land fill and
site office                               4,170,000       484,000
                                        -----------    -----------
TOTAL ASSETS                            121,970,000    14,164,000
